Page 1 BOEING PROPRIETARY PURCHASE AGREEMENT NUMBER COP-PA-05596 between THE BOEING COMPANY and COPA HOLDINGS S.A. relating to BOEING MODEL 737 MAX AIRCRAFT Certain information has been excluded because it is not material and is treated as private or confidential by the registrant

COP-PA-05596 Page 2 BOEING PROPRIETARY TABLE OF CONTENTS ARTICLES Article 1. Quantity, Model and Description ..................................................... Article 2. Delivery Schedule ........................................................................... Article 3. Price................................................................................................ Article 4. Payment.......................................................................................... Article 5. Additional Terms............................................................................. TABLE 1 Aircraft Information Table................................................................ EXHIBIT A Aircraft Configuration ...................................................................... B Aircraft Delivery Requirements and Responsibilities ....................... SUPPLEMENTAL EXHIBITS AE1 Airframe and Optional Features Escalation Adjustment ................. BFE1 BFE Variables ................................................................................. EE1 Engine Escalation Adjustment, Engine Warranty and Patent Indemnity ........................................................................................ SLP1 Service Life Policy Components .....................................................

COP-PA-05596 Page 3 BOEING PROPRIETARY LETTER AGREEMENTS LA-2503386 LA-2503391 LA-2503188 LA-2503194 LA-2503398 LA-2503442 LA-2503185 LA-2503189 LA-2503665 LA-2505216 LA-2505082

COP-PA-05596 Page 4 BOEING PROPRIETARY PURCHASE AGREEMENT NO. PA-05596 between THE BOEING COMPANY and COPA HOLDINGS S.A. This Purchase Agreement No. PA-05596 between The Boeing Company, a Delaware corporation, (Boeing) and Copa Holdings S.A., a Panama corporation, (Customer), binding and in full force and effect on the date executed below (Effective Date), relating to the purchase and sale of Model 737 MAX aircraft together with all tables, exhibits, supplemental exhibits, letter agreements and other attachments thereto, if any, (Purchase Agreement) incorporates the terms and conditions (except as specifically set forth below) of the Aircraft General Terms Agreement dated as of November 25, 1998 between the parties, identified as AGTA-COP (AGTA). 1. Quantity, Model and Description. The aircraft to be delivered to Customer will be designated as Model 737 MAX aircraft (Aircraft). Boeing will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A in the quantities listed in Table 1 to the Purchase Agreement, as the same may be amended from time to time in accordance with the provisions of this Purchase Agreement. 2. Delivery Schedule. The scheduled months of delivery of the Aircraft are listed in the attached Table 1. . The parties agree that there will be no more than one Delivery Reset per Aircraft. If the scheduled delivery month is reset, then only those obligations to be performed under the Purchase Agreement after the Delivery Reset will be performed to the newly established scheduled delivery month. Exhibit B describes certain responsibilities for both Customer and Boeing in order to accomplish the delivery of the Aircraft. 3. Price. 3.1 Aircraft Basic Price. The Aircraft Basic Price is listed in Table 1 and is subject to escalation in accordance with the terms of this Purchase Agreement. 3.2 Airframe Price. The Airframe Price reflected in Table 1 includes the engine price at its basic thrust level.

COP-PA-05596 Page 5 BOEING PROPRIETARY 3.3 Advance Payment Base Prices. 4. Payment. 4.1 4.2 The standard advance payment schedule for the Model 737 MAX aircraft requires Customer to make certain advance payments, expressed of each Aircraft beginning with a payment of , less the Deposit, due within of the Effective Date. Additional advance payments for each Aircraft are due as specified in and on the first business day of the months listed in the attached Table 1. 4.3 For any Aircraft whose scheduled month of delivery is less from . 4.4 Customer will pay the balance of the Aircraft Price of each Aircraft at delivery. 5. Additional Terms. 5.1 Aircraft Information Table. Table 1 consolidates information contained in Articles 1, 2, 3 and 4 with respect to (i) quantity of Aircraft, (ii) applicable Detail Specification, (iii) month and year of scheduled deliveries, (iv) Aircraft Basic Price, (v) applicable escalation factors and (vi) Advance Payment Base Prices and advance payments and their schedules. 5.2 Airframe and Optional Features Escalation Adjustment. Supplemental Exhibit AE1 contains the applicable airframe and optional features escalation formula. The provisions of Exhibit D to the AGTA are not applicable to this Purchase Agreement. 5.3 Buyer Furnished Equipment Variables. Supplemental Exhibit BFE1 contains supplier selection dates, on-dock dates and other variables applicable to the Aircraft. 5.4 Engine Escalation Adjustment. Supplemental Exhibit EE1 contains: a) the engine escalation formula applicable to the Engine Price when such Engine Price is separately specified in Table 1, and b) the engine warranty and the engine patent indemnity for the Aircraft. 5.5 Service Life Policy Component Variables. Supplemental Exhibit SLP1 lists the SLP Components covered by the Service Life Policy for the Aircraft. 5.6 Public Announcement. Boeing reserves the right to make a public announcement regarding Customer’s purchase of the Aircraft upon prior written approval of Boeing’s press release by Customer’s public relations department or other authorized representative.

COP-PA-05596 Page 6 BOEING PROPRIETARY 5.7 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties, and the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement, including the AGTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, and may be changed only in writing signed by authorized representatives of the parties. 5.8 Expiration. This Purchase Agreement No. PA-05596 will expire if not signed by Customer on or prior to [***]. AGREED AND ACCEPTED this Date THE BOEING COMPANY COPA HOLDINGS S.A. Signature Signature Printed name Attorney-in-Fact Printed name Title Title [***] [***] [***] Pedro Heilbron[***] CEO

T ab le 1 T o P u rc h as e A gr ee m en t N o. P A -0 55 96 A ir cr af t D el iv er y, D es cr ip ti on , P ri ce a n d A d va nc e P ay m en ts C O P -P A -0 5 59 6 12 32 70 -1 F .t xt B oe in g P ro p ri et ar y P a ge 1

Page 1 BOEING PROPRIETARY AIRCRAFT CONFIGURATION BETWEEN THE BOEING COMPANY AND COPA HOLDINGS S.A. Exhibit A to Purchase Agreement Number PA-5596

COP-PA-5596-EXA-1 Page 2 BOEING PROPRIETARY EXHIBIT A AIRCRAFT CONFIGURATION DATED SEPTEMBER 30 2025 relating to BOEING MODEL 737 AIRCRAFT The content of this Exhibit A will be defined pursuant to the provisions of Letter Agreement .

Page 1 BOEING PROPRIETARY AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES between THE BOEING COMPANY and COPA HOLDINGS S.A. EXHIBIT B to PURCHASE AGREEMENT NUMBER PA- 05596

COP-PA-05596-EXB Page 2 BOEING PROPRIETARY EXHIBIT B AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES relating to BOEING MODEL 737 MAX AIRCRAFT Both Boeing and Customer have certain documentation and approval responsibilities at various times during the construction cycle of the Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished. 1. GOVERNMENT DOCUMENTATION REQUIREMENTS. Certain actions are required to be taken by Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation. 1.1 Airworthiness and Registration Documents. Not later than prior to delivery of each Aircraft, Customer will notify Boeing of the registration number to be painted on the side of the Aircraft. If required by the regulatory authority, Customer will authorize, by letter to the regulatory authority having jurisdiction, the display of such registration numbers by Boeing during the pre-delivery testing of the Aircraft, no later than of each Aircraft. Customer is responsible for furnishing any temporary or permanent registration certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery. 1.2 Certificate of Sanitary Construction. 1.2.1 Boeing will obtain from the United States Public Health Service, a United States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer. The above Boeing obligation only applies to commercial passenger aircraft. 1.3 Customs Documentation. 1.3.1 Import Documentation. If the Aircraft is intended to be exported from the United States, Customer must notify Boeing not later than prior to delivery of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import. 1.3.2 General Declaration - U.S. If the Aircraft is intended to be exported from the United States, Boeing will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to Boeing not later than prior to delivery all information required by U.S. Customs and Border Protection, including without limitation (i) a complete crew and passenger list identifying the names, birth dates,

COP-PA-05596-EXB Page 3 BOEING PROPRIETARY passport numbers and passport expiration dates of all crew and passengers and (ii) a complete ferry flight itinerary, including point of exit from the United States for the Aircraft. If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify Boeing not later than prior to delivery of such intention. If Boeing receives such notification, Boeing will provide to Customer the documents constituting a customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished to Customer to cover U.S. stops scheduled for the ferry flight. 1.3.3 Export Declaration - U.S. If the Aircraft is intended to be exported from the United States following delivery, and (i) Customer is a non-U.S. customer, Boeing will file an export declaration electronically with U.S. Customs and Border Protection (CBP), or (ii) Customer is a U.S. entity, it is the responsibility of the U.S. entity, as the exporter of record, to file the export declaration with CBP. 2. INSURANCE CERTIFICATES. Unless provided earlier, Customer will provide to Boeing not later than prior to delivery of each Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of Article 8 of the AGTA. 3. NOTICE OF FLYAWAY CONFIGURATION. Not later than prior to delivery of the Aircraft, Customer will provide to Boeing a configuration letter stating the requested "flyaway configuration" of the Aircraft for its ferry flight. This configuration letter should include: (i) the name of the company which is to furnish fuel for the ferry flight and any scheduled post-delivery flight training, the method of payment for such fuel, and fuel load for the ferry flight; (ii) the cargo to be loaded and where it is to be stowed on board the Aircraft, the address where cargo is to be shipped after flyaway and notification of any hazardous materials requiring special handling; (iii) any BFE equipment to be removed prior to flyaway and returned to Boeing BFE stores for installation on Customer's subsequent Aircraft; (iv) a complete list of names and citizenship of each crew member and non-revenue passenger who will be aboard the ferry flight; and (v) a complete ferry flight itinerary. 4. DELIVERY ACTIONS BY BOEING. 4.1 Schedule of Inspections. All FAA, Boeing, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by Boeing for completion prior to delivery or departure of the Aircraft. Customer will be informed of such schedules.

COP-PA-05596-EXB Page 4 BOEING PROPRIETARY 4.2 Schedule of Demonstration Flights. All FAA and Customer demonstration flights will be scheduled by Boeing for completion prior to delivery of the Aircraft. 4.3 Schedule for Customer's Flight Crew. Boeing will inform Customer of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft. 4.4 Fuel Provided by Boeing. Boeing will provide to Customer, without charge, the amount of fuel shown in U.S. gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft. Aircraft Model 737 Fuel Provided 4.5 Flight Crew and Passenger Consumables. Boeing will provide reasonable quantities of food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft. 4.6 Delivery Papers, Documents and Data. Boeing will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. If the Aircraft will be registered with the FAA, Boeing will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from Boeing to Customer. 4.7 Delegation of Authority. If specifically requested in advance by Customer, Boeing will present a certified copy of a delegation of authority, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft. 5. DELIVERY ACTIONS BY CUSTOMER. 5.1 Aircraft Radio Station License. At delivery, Customer will provide the aircraft radio station license to be placed on board the Aircraft following delivery. 5.2 Aircraft Flight Log. At delivery, Customer will provide the aircraft flight log for the Aircraft. 5.3 Delegation of Authority. If requested by Boeing, Customer will present to Boeing at delivery of the Aircraft an original or certified copy of Customer's delegation of authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft. 5.4 TSA Waiver Approval. Customer may be required to have an approved Transportation Security Administration (TSA) waiver for the ferry flight depending upon Customer’s en-route stop(s) and destination unless Customer already has a TSA approved security program in place. Customer is responsible for application of the TSA waiver and obtaining TSA approval. Customer will provide a copy of the approved TSA waiver to Boeing upon arrival at the Boeing delivery center. 5.5 Electronic Advance Passenger Information System. Should the ferry flight of an Aircraft leave the United States, the Department of Homeland Security office requires Customer to comply with the Electronic Advance Passenger Information System

COP-PA-05596-EXB Page 5 BOEING PROPRIETARY (eAPIS). Customer needs to establish its own account with US Customs and Border Protection in order to file for departure. A copy of the eAPIS forms is to be provided by Customer to Boeing upon arrival of Customer’s acceptance team at the Boeing delivery center.

Page 1 BOEING PROPRIETARY AIRFRAME AND OPTIONAL FEATURES ESCALATION ADJUSTMENT between THE BOEING COMPANY and COPA HOLDINGS S.A. Supplemental Exhibit AE1 to Purchase Agreement Number PA-05596

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Page 1 BOEING PROPRIETARY BUYER FURNISHED EQUIPMENT VARIABLES between THE BOEING COMPANY and COPA HOLDINGS S.A. Supplemental Exhibit BFE1 to Purchase Agreement Number PA-05596

COP-PA-05596-BFE1 Page 2 BOEING PROPRIETARY BUYER FURNISHED EQUIPMENT VARIABLES relating to BOEING MODEL 737 MAX AIRCRAFT This Supplemental Exhibit BFE1 contains supplier selection dates, on-dock dates and other requirements applicable to the Aircraft. 1. Supplier Selection. Customer will select and notify Boeing of the suppliers and part numbers of the following BFE items by the first day of the following months: Galley System Galley Inserts Seats (passenger) Overhead & Audio System In-Seat Video System Miscellaneous Emergency Equipment Cargo Handling Systems* *For a new certification, supplier requires prior to Cargo Handling System on- dock date. Customer will enter into initial agreements with the selected Galley System, Galley Inserts, Seats, and In-Seat Video System suppliers on or before after the above supplier selection dates. Customer will actively participate with Boeing to complete all necessary actions including, but not limited to, the Initial Technical Coordination Meeting (ITCM). 2. On-dock Dates and Other Information. On or before prior to Customer’s first Aircraft, Boeing will provide to Customer the BFE requirements. These requirements may be periodically revised by Boeing, setting forth the items, quantities, on-dock dates, shipping instructions and other

COP-PA-05596-BFE1 Page 3 BOEING PROPRIETARY requirements relating to the in-sequence installation of BFE. Customer’s and Boeing’s rights and obligations set forth in Exhibit A to the AGTA apply to the BFE requirements in this Supplemental Exhibit BFE1. 3. Additional Delivery Requirements - Import. Customer will be the importer of record (as defined by U.S. Customs and Border Protection) for all BFE imported into the United States, and as such, it has the responsibility to ensure all of Customer’s BFE shipments comply with U.S. Customs Service regulations. In the event Customer requests Boeing, in writing, to act as importer of record for Customer's BFE, and Boeing agrees to such request, Customer is responsible for ensuring Boeing can comply with all U.S. Customs Import Regulations by making certain that, at the time of shipment, all BFE shipments comply with the requirements in the "International Shipment Routing Instructions", including the Customs Trade Partnership Against Terrorism (C-TPAT), as set out on the Boeing website referenced below. Customer agrees to include the International Shipment Routing Instructions, including C-TPAT requirements, in each contract between Customer and BFE supplier. http://www.boeing.com/companyoffices/doingbiz/supplier_portal/index_general.html

Page 1 BOEING PROPRIETARY ENGINE ESCALATION ADJUSTMENT AND ENGINE WARRANTY between THE BOEING COMPANY and COPA HOLDINGS S.A. Supplemental Exhibit EE1 to Purchase Agreement Number PA-05596

COP-PA-05596-EE1 Page 2 BOEING PROPRIETARY ENGINE ESCALATION ADJUSTMENT AND ENGINE WARRANTY relating to BOEING MODEL 737 MAX AIRCRAFT

Page 1 BOEING PROPRIETARY SERVICE LIFE POLICY COMPONENTS between THE BOEING COMPANY and COPA HOLDINGS S.A. SUPPLEMENTAL EXHIBIT SLP1 TO PURCHASE AGREEMENT NUMBER PA-05596

COP-PA-05596-SLP1 Page 2 BOEING PROPRIETARY SERVICE LIFE POLICY COMPONENTS relating to BOEING MODEL 737 MAX AIRCRAFT

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and Copa Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1.

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and Copa Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 2. 3.

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and Copa Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. 2. 3.

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-5596 (Purchase Agreement) between The Boeing Company (Boeing) and Copa Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1.

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COP-PA-5596-LA-2503194 Page 6 BOEING PROPRIETARY 5. 6. 7. ACCEPTED AND AGREED TO this

Page 1 BOEING PROPRIETARY The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207 COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and COPA Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement shall have the same meaning as in the Purchase Agreement. 1.

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Page 1 BOEING PROPRIETARY The Boeing Company P.O. Box 3707 Seattle, WA 98124-2207 COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and COPA Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft)

The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-5596 (Purchase Agreement) between The Boeing Company (Boeing) and Copa Holdings S.A. (Customer) 1.

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and COPA Holdings S.A. (Customer) relating to Model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1.

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. 05596 (Purchase Agreement) between The Boeing Company (Boeing) and Copa Holdings S.A. (Customer) relating to Boeing model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. 2.

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The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-5596 (Purchase Agreement) between The Boeing Company (Boeing) and COPA (Compania Panamena de Aviacion S.A.) (Customer) relating to model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. 2.

The Boeing Company P.O. Box 3707 Seattle, WA 98124 2207 Page 1 BOEING PROPRIETARY COPA Holdings S.A. Business Park, Torre Norte Urbanizacion Costa del Este Apartado 0816-06819 Panama, Republic of Panama Subject: Reference: Purchase Agreement No. PA-05596 (Purchase Agreement) between The Boeing Company (Boeing) and COPA (Compania Panamena de Aviacion S.A.) (Customer) relating to model 737 MAX aircraft (Aircraft) This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement. 1. 2. 3. 3.1 3.2 4.

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Page 4 BOEING PROPRIETARY ATTACHMENT ATTACHMENT to LETTER AGREEMENT